UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, Phathom Pharmaceuticals, Inc. (the “Company”) announced the appointment of Molly Henderson, 51, as its Chief Financial and Business Officer effective April 5, 2022.

Prior to joining the Company, Ms. Henderson served as Chief Financial Officer of Urogen Pharma Ltd., a publicly-held, commercial stage biotechnology company focused on development and commercialization oncology products, from October 2020 to March 2022. Prior to joining Urogen, Ms. Henderson served as Executive Vice President, Corporate Secretary and Chief Financial Officer of Advaxis, Inc., a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, from June 2018 to September 2020. Prior to Advaxis, Ms. Henderson was a freelance consultant, as well as the Chairman and partial owner of WUJU Foods, LLC, a consumer products company, from August 2016 to June 2018. From June 2015 to August 2016, Ms. Henderson was Chief Financial Officer at Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.). Ms. Henderson also served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and M.S. degrees from the State University of New York at Buffalo.

There are no family relationships between Ms. Henderson and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her commencement of employment as the Company’s Chief Financial and Business Officer, the Company entered into an employment letter with Ms. Henderson.

The employment letter provides for an initial annual base salary of $480,000, and she is eligible to receive an annual bonus with a target amount equal to 45% of her annual base salary. Additionally, under the employment letter, Ms. Henderson is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of the Company and is entitled to vacation benefits in accordance with its policies.

Regardless of the manner in which Ms. Henderson’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Henderson will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with the Company.

Ms. Henderson’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Henderson will be entitled to: (1) continuation of her base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for the year during which such termination occurs, prorated for the portion of the calendar year in which the termination date occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) expiration of her eligibility under for continuation coverage under COBRA or (b) the date she becomes eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or 24 months following a change in control (such period, the “change in control period”), Ms. Henderson will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Ms. Henderson will be entitled to a lump sum payment equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

Upon the commencement of Ms. Henderson’s employment with the Company, she will be granted options to purchase 100,000 shares of common stock of the Company pursuant to the Company’s 2019 Incentive Award Plan (the “Plan”), which provides for the granting of equity awards to new employees of the Company. The options will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. In addition, Ms. Henderson will receive a one-time grant of 20,000 restricted stock units (the “RSUs”) which will be granted under the Plan. Subject to the terms of the Plan and the RSU agreement, the award will vest over a three year vesting schedule, with on-third (1/3rd) of the RSUs vesting on each of the first, second and third anniversary of the grant date, subject solely to her continued employment or service to the Company on each such vesting date.

The Employment Letter Agreement, effective as of April 5, 2022, by and between Ms. Henderson and the Company will be filed with the Company’s Form 10-Q for the period ending March 31, 2022 and is incorporated by reference herein.

Effective March 22, 2022, the Company and Anthony Guzzo, the Company’s Chief Accounting Officer and acting principal financial officer, mutually agreed to enter into a transition services agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Guzzo’s last day of full-time employment will be on or around August 15, 2022. The Company has agreed to extend the vesting period for certain performance stock units held by Mr. Guzzo through their vesting period and to extend the exercise period of Mr. Guzzo’s vested options through December 31, 2022. Mr. Guzzo’s departure is not the result of any disagreement regarding any matter relating to the Company’s operations, financial statements, internal controls, auditors, policies, or practices.

Ms. Henderson will replace Mr. Guzzo as principal financial and accounting officer for filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, effective as of April 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: March 28, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary

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